UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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Airgas, Inc.
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FAQs –  Air  Liquide to Acquire Airgas

Q: Why sell the company now?

A: Over the past several years, Airgas has undergone large-scale infrastructure development with high-impact investment in our organizational structure, IT platform, sales and marketing teams, and operating capabilities.

Following completion of those projects, Airgas is well positioned with scalable infrastructure in place to expand its volume and capabilities. The Airgas Board of Directors and executive management team believe now is the right time to unlock the value of Airgas through this transaction, and it is in alignment with Airgas' strategy to continue to expand our reach and cultivate growth. Given the highly complementary nature and shared values of our two businesses, Air Liquide was identified as the right fit for our customers, shareholders, and associates alike.

Q: How does the new company add value for Air Liquide and Airgas shareholders and customers?

A: The combination of Air Liquide and Airgas offers significant benefits for all of our stakeholders and customers due to the highly complementary nature of the two businesses.

For Air Liquide, the acquisition advances Air Liquide's vision to lead the industry and deliver long-term performance while acting responsibly and increases Air Liquide's geographic reach in the U.S. market while offering continuous growth opportunities.

Airgas' customers, shareholders, and associates will benefit from   Air Liquide's unrivalled global footprint and strength in engineering, technology and innovation, while Airgas brings its the business model, entrepreneurial culture and packaged gas excellence that has driven our success to date.

Together, the two businesses will become the largest and most dynamic industrial gas company in North America and the world.

Q: Are there plans for cost reductions?

A: This acquisition is about combining two highly complementary businesses that have limited overlap in the U.S. The Industrial Merchant activities of Air Liquide and Airgas are highly complementary. Air Liquide will bring its high value added offer, based on its technical expertise (R&D, technology, and application knowledge), while Airgas will bring its strong geographical footprint and leading customer-facing platform including e- commerce capability. Together, we will offer enhanced products and services to our Industrial Merchant customers in the U.S. and around the world.

Q: Who will run the U.S. / North America operations?

A: Until the close of the transaction, both companies will continue to operate independently. This acquisition is about combining two highly complementary businesses that have limited overlap in the U.S. Both Air Liquide and Airgas have strong management teams and we will seek to leverage the experience and institutional knowledge of both companies as we proceed with the integration. We will be thoughtful about the integration and, as our plans evolve, we will keep you informed of any changes.

Q: What will the name / brand be?

A: Until the close of the transaction, both companies will continue to operate independently. The future marketing strategy will be built together with Air Liquide and Airgas management.

Q: What is the timeline, what milestones are expected?

A: The transaction is subject to approval by Airgas shareholders, antitrust authorization, (foreign investments (CFIUS) authorization in the U.S.) and other customary conditions and provisions. The two parties wish to proceed swiftly. Transactions of this nature can typically require 6 – 12 months for completion.

Q: Are there FTC concerns? What divestitures will be required?

A: The transaction is now subject to standard regulatory review. It would therefore be inappropriate for us to comment or speculate on this subject. What we can say is that the deal brings together two highly complementary businesses in the U.S., with limited overlap, that will be better placed to serve customers.

Q. How large will the new company be in the U.S. and globally?

A. Once the transaction is completed, Air Liquide will have 67,000 employees worldwide, including 22,000 employees in the U.S.

Q: Was this readily negotiated or was a transaction forced?

A: Both companies negotiated the transaction recognizing the opportune timing and potential for value creation.

Q: Did the Airgas Board of Directors explore other strategic opportunities?

A: Airgas' Chairman and CEO regularly explore and evaluate the market for ways to enhance shareholder value and pursue effective long-term strategies.

The Airgas Board of Directors and executive management team believe now is the right time to unlock the value of Airgas through this transaction, and it is in alignment with Airgas' strategy to continue to expand our reach and cultivate growth.

Q: Were other companies interested in Airgas?

A: Airgas was not made aware of any other formalized offers to acquire the Company.

Q: Could you speculate on why your stock performed abnormally in the days leading up to the announcement?

A: Airgas cannot speculate on our stock's performance or any contributing factors for the days leading up to the announcement.

Q: What could derail the deal?

A: Airgas is not going to speculate on hypotheticals. We are focused on completing this transaction to realize its benefits for all of our stakeholders.

Q: How is Air Liquide's track record in integrating U.S. companies and U.S. packaged gas businesses?

A: Air Liquide has integrated significant acquisitions in the past, with a successful track record: Messer in 2004, in Germany and in the U.S., and Japan Air Gases in 2003 (integration of Air Liquide and BOC's Japanese subsidiaries in Japan), Lurgi in 2007, all with success. They have also demonstrated their capability to integrate numerous smaller acquisitions over the last years.

Q: Who will run the integration planning and execution?

A: A dedicated integration project team will be in charge of the integration. Updates regarding specifics its leadership will be provided in the near-term.

Q: What IT system will the new company operate on?

A: At this time, it is business as usual with Airgas continuing to use the SAP platform.

Q: What do we expect to happen and when?

A: There are still plenty of details to iron out as the leadership teams from both companies work to finalize plans. Both companies wish to proceed swiftly.

Q: What are Executive Chairman Peter McCausland and CEO Mike Molinini going to do now?

A: Both Peter and Mike will be involved in integration planning,

Q: How will the Air Liquide North America operations integrate with the Airgas operations?

A: We have only just announced the transaction, and many decisions as to how the businesses will be integrated have yet to be made. We look forward to providing regular updates, as appropriate.

Q: Will there be a workforce reduction?

A: This transaction is about growth, not cost-cutting, and we expect exciting career development and advancement opportunities for many associates.

Q: Does this affect any acquisitions in process?

A: Until the close of the transaction, both companies will continue to operate independently. Part of Air Liquide's rationale for acquiring Airgas is that it gives Air Liquide a greater presence in the U.S. market, the largest for industrial gases worldwide, and will ideally position the combined entities for future growth.

Q: Any change for major projects, capex, initiatives?

A: Project managers will be notified if the transaction plans have implications for any existing or potential projects and investments. At this time, it is business as usual, and we are continuing to execute on our ongoing initiatives. As a reminder, while the transaction is pending the two companies will continue to operate independently.

Q: What will the bulk business integration look like?

A: We have only just announced the transaction, and many decisions as to how the businesses will be integrated have yet to be made. We look forward to providing regular updates, as appropriate.

Q: Will the adjacent Airgas business units such as Refrigerants, Ammonia, Red-D-Arc, be spun off?

A: We have only just announced the transaction, and many decisions as to how the businesses will be integrated have yet to be made. We look forward to providing regular updates, as appropriate.

Forward-Looking Statements
This document contains statements that are forward-looking.  Forward-looking statements include the statements identified as forward-looking in the Company's press release announcing its most recent quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects" and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company's November 17, 2015 merger agreement with Air Liquide, the press release announcing its most recent quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2015 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission.

Important Additional Information and Where to Find It
In connection with the proposed transaction, Airgas ("Airgas") will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS'S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC's website at www.sec.gov and Airgas's website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and Airgas's website at http://investor.shareholder.com/arg/.